CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of V-ONE Corporation on Form S-3 (Registration No. 333-43795) and the Registration Statement of V-ONE Corporation on Form S-8 (Registration No. 333-17749) of our report dated March 13, 1998, on our audits of the financial statements of V-ONE Corporation as of December 31, 1997 and 1996 and for the three fiscal years in the period ended December 31, 1997, which report is included on page 38 in this Form 10-K.



                                                    /s/ Coopers & Lybrand L.L.P.




McLean, Virginia
March 30, 1998